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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 1996

                              THE LOEWEN GROUP INC.
               (Exact Name of Registrant as Specified in Charter)

   British Columbia, Canada             0-18429                  98-0121376
   ------------------------             -------                  ----------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

      4126 Norland Avenue, Burnaby, British Columbia,  CANADA     V5G 3S8
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      (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code        604-299-9321
                                                    ---------------------------
                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.           OTHER EVENTS.

                  On June 17, 1996, Loewen and Blackstone Capital Partners II Merchant Banking Fund L.P. ("Blackstone") announced the signing of an agreement (the "Agreement") to acquire the shares of Prime Succession, Inc. ("Prime"). Prime is the largest privately-held funeral services company in North America, with 146 funeral homes and 16 cemeteries across the United States.

                  A new entity formed by Loewen and Blackstone ("Newco") will acquire Prime for approximately $295 million. Blackstone will contribute approximately $48 million, for which it will receive common equity in Newco. Blackstone also will control the Board of Directors of Newco. Loewen will contribute approximately $72 million (a portion of which was paid at signing) and will receive $10 million of common equity and approximately $62 million of preferred stock with an annual payment-in-kind dividend of 10%.

                  The Agreement also provides that Loewen has a call option that can be exercised on the fourth anniversary of the closing date and for two years thereafter, during which Loewen can acquire Blackstone's interest in Newco. In addition, Blackstone has a put option that can be exercised beginning on the sixth anniversary of the closing date and for two years thereafter, during which Blackstone can require Loewen to acquire its interest in Newco. The option price, in either case, will be based on a formula involving cash flow from operations.

                  The acquisition, which is expected to be completed by mid-September 1996, is subject to a number of conditions, including regulatory approval and the ability of Newco to obtain financing. Until August 31, 1996, Newco can elect not to proceed with the transaction if Newco determines that financing cannot be obtained. In such event, Loewen has the sole option to (i) forfeit to Prime amounts previously paid or (ii) make an additional payment to Prime and complete the Prime acquisition directly for its own benefit by November 15, 1996 (and forfeit amounts previously paid if the acquisition is not consummated). If Loewen ultimately forfeits amounts previously paid, Loewen would be required to write off such amounts and related costs and expenses. Any such write-offs would have a material adverse effect on Loewen's financial results for the period and year in which such write-off occurs.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  Exhibit No. Description
                  ----------- -----------
                  Exhibit 99 The Loewen Group Inc. Press Release dated June 17, 1996
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 1996

                                            THE LOEWEN GROUP INC.


                                            By: /s/ Dwight K. Hawes
                                                ------------------------------
                                            Name:    Dwight K. Hawes
                                            Title:   Vice-President, Finance
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                                INDEX TO EXHIBITS

Exhibit No.      Description
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99               The Loewen Group Inc. Press Release dated June 17, 1996